Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements, referred to as the unaudited pro forma financial statements, have been prepared in accordance with Article 11 of Regulation S-X and reflect the combination of the historical consolidated financial statements of Athena and Heliogen adjusted to give effect to the transactions consummated in connection with the Business Combination, collectively referred to as the pro forma transactions. Defined terms included below and not otherwise defined herein have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”), to which these pro forma financial statements are an Exhibit, or in the final proxy statement/prospectus, dated December 3, 2021(the “Proxy Statement/Prospectus”). This information should be read together with Athena’s and Heliogen’s unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Heliogen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Proxy Statement/Prospectus, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-Q for the quarter ended September 30, 2021 filed by Athena and other financial information included elsewhere in this Form 8-K or in the Proxy Statement/Prospectus.

These pro forma financial statements give effect to the Business Combination which was consummated on December 30, 2021 and reflects pro forma transactions, using actual amounts and share transactions from the closing of the Business Combination, as follows:

●	Conversion of Heliogen Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger into Heliogen Common Stock at the then-effective conversion rate as calculated pursuant to Heliogen’s organizational documents;

●	Conversion of Heliogen Warrants issued and outstanding immediately prior to the Effective Time of the Merger into Heliogen Common Stock at the conversion rate outlined in the applicable Heliogen warrant agreement;

●	Conversion of the SAFE Instruments into Heliogen Common Stock, pursuant to applicable SAFE agreement provisions, immediately prior to the Merger outlined in the Business Combination Agreement;

●	The PIPE Investment representing the purchase of 16,500,000 of Athena Common Stock for total proceeds of $165.0 million by private investors as part of the Business Combination; and

●	The issuance of 510,000 shares to the Sponsor pursuant to the Sponsor Support Agreement. No amounts have been recognized in the unaudited pro forma financial statements for the modification of the Sponsor’s Class B shares for the waiver of anti-dilution protection since no incremental value is being provided to the Sponsor.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the pro forma transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 gives effect to the pro forma transactions as if they had occurred on the earliest date within the periods presented, or January 1, 2020.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma transactions that are: (1) directly attributable to the Business Combination; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of the post-combination company following the Business Combination.

The unaudited pro forma financial statements give effect to the Business Combination based on the actual redemptions by Athena’s public stockholders. Heliogen is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma statements.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the pro forma transactions occurred on the dates indicated. Further, the unaudited pro forma financial statements also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to these unaudited pro forma financial statements included herein;

●	the historical unaudited condensed financial statements of Athena as of and for the nine months ended September 30, 2021 included in the Proxy Statement/Prospectus and incorporated by reference in the Form 8-K;

●	the historical audited financial statements of Athena as of and for the period from December 8, 2020 (inception) to December 31, 2020 included in the Proxy Statement/Prospectus and incorporated by reference in the Form 8-K;

●	the historical unaudited condensed financial statements of Heliogen as of and for the nine months ended September 30, 2021 included in the Proxy Statement/Prospectus and incorporated by reference in the Form 8-K;

●	the historical audited financial statements of Heliogen as of and for the year ended, December 31, 2020 included in the Proxy Statement/Prospectus and incorporated by reference in the Form 8-K; and

●	other information relating to Athena and Heliogen contained in or incorporated by reference into this document and included in the Proxy Statement/Prospectus.

NEW HELIOGEN

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2021

($ in thousands)	Athena (Historical)	Heliogen (Historical)	Pro Forma Adjustments	Note	New Heliogen Pro Forma
Current Assets
Cash and cash equivalents	$177	$40,126	$250,014	(a)	$199,837
			165,000	(b)
			(227,304)	(e)
			(28,176)	(i)
Investments, available-for-sale	—	36,869	—		36,869
Interest receivable	—	158	—		158
Receivables	—	94	—		94
Prepaid expenses and other current assets	283	1,127	—		1,410
Total current assets	460	78,374	159,534		238,368
Operating lease right of use assets, net	—	16,709	—		16,709
Property and equipment, net	—	1,825	—		1,825
Goodwill	—	4,270	—		4,270
Restricted cash	—	1,500	—		1,500
Other long-term assets	110	3,983	(1,856)	(i)	2,237
Cash and securities held in Trust Account	250,014	—	(250,014)	(a)	—
Total non-current assets	250,124	28,287	(251,870)		26,541
Total assets	$250,584	$106,661	$(92,336)		$264,909
Current Liabilities
Trade payables and accrued expenses	$2,502	$6,767	$(2,422)	(i)	$6,478
			(369)	(i)
Contract liabilities	—	1,660	—		1,660
Debt, current portion	—	40	—		40
Due to related party	65	—	—		65
Total current liabilities	2,567	8,467	(2,791)		8,243
Deferred underwriting fee	8,750		(8,750)	(i)	—
Debt, net of current portion	—	—	—		—
Other long-term liabilities	—	2,597	—		2,597
Warrant liability	11,650	2,650	(2,650)	(h)	11,650
Lease liability, net of current portion	—	14,767	—		14,767
Convertible promissory notes	—	—	—		—
SAFE instruments	—	146,405	(146,405)	(c)	—
Total non-current liabilities	20,400	166,419	(157,805)		29,014
Total liabilities	22,967	174,886	(160,596)		37,257
Total redeemable convertible preferred stock	—	45,932	(45,932)	(g)	—
Common stock subject to possible redemption	250,000	—	(250,000)	(d)	—
Common stock	1	6	2	(b)	24
		—	1	(c)
		—	(2)	(e)
		—	3	(d)
		—	13	(g)
Additional paid-in capital	—	3,738	164,998	(b)	345,529
			146,404	(c)
			249,996	(d)
			(227,301)	(e)
			(22,384)	(f)
			45,919	(g)
			(13,324)	(i)
			(5,167)	(f)
			2,650	(h)
Accumulated other comprehensive loss		(64)	—		(64)
Retained earnings (accumulated deficit)	(22,384)	(117,837)	22,384	(f)	(117,837)
			(5,167)	(i)
			5,167	(f)
Total stockholders’ equity/ (deficit)	(22,383)	(114,157)	364,192		227,652
Total liabilities, preferred stock and stockholders’ equity	$250,584	$106,661	$(92,336)		$264,909

NEW HELIOGEN

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Athena	Heliogen	Pro Forma		New Heliogen
($ and shares, except net loss per share, in thousands)	(Historical)	(Historical)	Adjustments	Note	Pro Forma
Revenue	$—	$3,563	$—		$3,563
Cost of sales	—	2,736	—		2,736
Gross profit	—	827	—		827
Operating costs and expenses
Selling, general and administrative expenses	3,567	15,099	—		18,666
Research and development	—	8,891	—		8,891
Total operating costs and expenses	3,567	23,990	—		27,557
Loss from operations	(3,567)	(23,163)	—		(26,730)
Other income (expense):
Interest Income (Expense)	14	(1)	—		13
SAFE instruments remeasurement	—	(62,993)	62,993	(j)	—
Offering costs allocated to warrants	(567)	—	—		(567)
Change in fair value of warrant liability	(1,392)	(2,604)	2,604	(k)	(1,392)
Other	—	96	—		96
Loss before income taxes	(5,512)	(88,665)	65,597		(28,580)
Provision for income taxes	—	—	—		—
Net loss	(5,512)	(88,665)	65,597		(28,580)
Other comprehensive losses, net of taxes
Losses on available-for-sale securities	—	(7)	—		(7)
Cumulative translation adjustment	—	(57)	—		(57)
Comprehensive income (loss)	$(5,512)	$(88,729)	$65,597		$(28,644)
Income (loss) per Share:
Weighted average shares outstanding, basic and diluted	18,357	5,291			183,367
Basic and diluted net income (loss) per share	$(0.20)	$(16.76)			$(0.16)
Weighted average shares outstanding, basic and diluted, Class B Common Stock	8,567
Basic and diluted net loss per share	$(0.20)

NEW HELIOGEN

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Athena	Heliogen	Pro Forma		New Heliogen
($ and shares, except net loss per share, in thousands)	(Historical)	(Historical)	Adjustments	Note	Pro Forma
Revenue	$—	$200	$—		$200
Cost of sales	—	417	—		417
Gross profit	—	(217)	—		(217)
Operating costs and expenses
Selling, general and administrative expenses	1	3,719	5,167	(l)	8,887
Research and development	—	3,583	—		3,583
Total operating costs and expenses	1	7,302	5,167		12,470
Loss from operations	(1)	(7,519)	(5,167)		(12,687)
Other income (expense):
Offering costs allocated to warrants	—	—	—		—
Interest expense	—	(3)	—		(3)
Change in fair value of warrant liability	—	(7)	7	(k)	—
Other	—	92	—		92
Loss before income taxes	(1)	(7,437)	(5,160)		(12,598)
Net loss	$(1)	$(7,437)	$(5,160)		$(12,598)
Loss per Share:
Weighted average shares outstanding, basic and diluted	8,567	3,963			183,367
Basic and diluted net loss per share	$—	$(1.88)			$(0.07)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

On July 6, 2021, Athena, HelioMax Merger Sub, and Heliogen, entered into the Business Combination Agreement, pursuant to which Heliogen will be merged with and into HelioMax Merger Sub, with Heliogen surviving the Merger. After giving effect to the Merger, Athena will own, directly or indirectly, all of the issued and outstanding equity interests of Heliogen and its subsidiaries, included Heliogen Common Stock issued following the conversion of Heliogen’s warrants, preferred stock and SAFE Instruments, and Heliogen will become a wholly-owned subsidiary of Athena. On December 30, 2021, the Business Combination and related transactions thereto were consummated and the combined company changed its name to Heliogen Inc. and began trading on the New York Stock Exchange under the symbol “HLGN” at the open of trading on December 31, 2021. Additional details of the close of the transaction can be found in the Company’s Form 8-K filed with the SEC on December 30, 2021 or the Form 8-K to which these unaudited pro forma financials statements are attached as an exhibit. These unaudited pro forma financial statements reflect adjustments to the historical financial information based on currently available information, including actual amounts relating to the consummation of the Business Combination, such as Athena shares issued at Closing and shares redeemed by Athena’s public stockholders.

Per the terms and conditions of the Business Combination Agreement, the consideration received to be received by Heliogen equity holders was $1.85 billion, or 185.0 million common shares, subject to certain adjustments outlined in the Business Combination Agreement whereby the actual number of shares or total merger consideration could have been above or below these amounts. At closing of the Business Combination, inclusive of the adjustments outlined in Business Combination Agreement, Heliogen equity holders received total consideration of $2.01 billion, or approximately 200.6 million shares of common stock, valued at $10.00 per share, including approximately 154.8 million common shares issued to Heliogen stockholders reflecting Heliogen common stock outstanding immediately prior to the Merger following conversion of Heliogen preferred stock, SAFE instruments and warrants, and approximately 45.7 million common shares issuable for Heliogen’s outstanding stock options, restricted stock units and restricted shares. Also, immediately prior to and upon the effectiveness of the consummation of the Business Combination, certain investors subscribed for and purchased 16,500,000 shares of Athena Common Stock for aggregate proceeds of $165.0 million as part of the PIPE Investment.

The following summarizes the number and ownership of New Heliogen Common Stock outstanding following the consummation of the Business Combination:

(shares in thousands)	Shares	%
Heliogen Stockholders (1)	154,819	84.4
Athena Public Stockholders	2,271	1.2
Sponsor Shares (2)(3)	9,267	5.1
Sponsor Shares (4)	510	0.3
PIPE Investors	16,500	9.0
Total (2)	183,367	100.0

(1)	Excludes 40.8 million common shares issuable upon exercise of Heliogen’s outstanding stock options, 4.4 million common shares issuable upon vesting and settlement of Heliogen’s restricted stock units and 0.5 million restricted shares subject to vesting.
(2)	Does not take into account, at the time of the Closing of the Business Combination, the dilutive impact of the share of New Heliogen Common Stock issuable in connection with the public warrants or private placement warrants totaling approximately 8.6 million shares, which will not be exercisable until the later of the date that is (i) 30 days after the completion of the Business Combination, and (ii) twelve (12) months from the date of the closing of the IPO (or March 16, 2022).
(3)	Class A shares attributable to Athena’s Founders Shares and Private Placement Units.
(4)	Class A shares issued as consideration for anti-dilution rights waived by the Sponsor.

Note 2 — Basis of Presentation

The unaudited pro forma financial statements have been prepared as of and for the nine months ended September 30, 2021 and year ended December 31, 2020 using actual amounts and share transactions from the closing of the Business Combination on December 30, 2021.

The unaudited pro forma financial statements have been prepared assuming the Business Combination will be accounted for as a reverse recapitalization because Heliogen has been determined to be the accounting acquirer in accordance with U.S. GAAP. The preliminary determination is primarily based on the evaluation of the following facts and circumstances:

●	Heliogen was assessed and determined to not be a variable interest entity of Athena following the Merger, thus the voting interest model was applied;

●	The pre-combination equity holders of Heliogen will hold the majority of shares of common stock and voting rights in New Heliogen;

●	Heliogen has the ability, pursuant to the Business Combination Agreement, to appoint six (6) of the seven (7) members of the New Heliogen Board of Directors;

●	Senior management of Heliogen will comprise the senior management of New Heliogen; and

●	Operations of Heliogen will comprise the ongoing operations of New Heliogen.

Under the reverse recapitalization model, the Business Combination will be treated as Heliogen issuing equity for the net assets of Athena, with no goodwill or intangible assets recorded.

The unaudited pro forma financial statements do not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance recorded against any new deferred tax asset given that Heliogen incurred significant losses during the historical periods presented.

Note 3 — Pro Forma Adjustments

Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 reflect the following adjustments using actual amounts and share transactions from the closing of the Business Combination on December 30, 2021:

a. To reclassify marketable securities held in Athena’s Trust Account at the balance sheet date that becomes available to the post-combined company following the Business Combination.

b. To reflect the proceeds and issuance of common stock as a result of the PIPE Investment.

c. To reflect the common stock issued in connection with the conversion of the SAFE Instruments prior to the Business Combination and elimination of the related liability based on terms set forth in the SAFE agreements.

($ and shares in thousands)
Cash Proceeds from SAFE Instruments, Gross (1)	$83,442

Valuation Cap (2)	$750,000
Liquidity Capitalization:
Common stock, issued and outstanding	6,515
Stock options, restricted stock units, and restricted shares (3)	22,724
Heliogen’s Warrants (4)	289
Convertible preferred stock (5)	60,120
Total Liquidity Capitalization (6)	89,648
Liquidity Price (7)	8.37
Shares Issued on Conversion of SAFE Instruments (8)	9,974

(1)	Gross proceeds received from SAFE investors during the nine months ended September 30, 2021.
(2)	Represents the Valuation Cap of the Company per the terms of the SAFE agreements used to determine the Liquidity Price.
(3)	Includes all Heliogen’s issued and outstanding stock options, restricted stock units, and restricted shares, which represent the unvested portion of stock options exercised early, at closing of the Business Combination.
(4)	Represents Heliogen’s issued and outstanding cashless exercised Preferred and Common warrants at closing of the Business Combination.
(5)	Represents the issued and outstanding convertible Preferred shares at closing of the Business Combination.
(6)	Per the terms of the SAFE agreements, the Liquidity capitalization is calculated as of immediately prior to the Merger on an as converted basis including all shares of Common Stock, issued and outstanding stock options, warrants and other convertible securities, excluding SAFE Instruments and other convertible promissory notes.
(7)	Equals Valuation Cap divided by Total Liquidity Capitalization.
(8)	Equals Cash Proceeds from SAFE Instruments, Gross divided by Liquidity Price. Amount shown above is rounded so amount may not calculate as presented.

d. To reclassify the Athena common stock subject to possible redemption to permanent equity.

e. To reflect cash paid to Athena stockholders who exercised their redemption rights. The 700,000 Private Placement Warrants were not redeemed, as the private placement agreement precluded a redeemable option.

f. To eliminate Athena’s historical accumulated deficit to additional paid-in capital, including amounts outlined in adjustment (i) below, as Heliogen is considered the accounting acquirer.

g. To reflect the conversion and elimination of 60,120,423 shares of Heliogen’s preferred stock immediately prior to the Merger.

	Outstanding Shares of Heliogen Preferred Stock	Pro Forma Effective Conversion Ratio (1)	Shares of Heliogen Common Stock upon Conversion (1)
Series Seed	4,000,000	1.000	4,000,000
Series Seed - 1	4,662,290	1.044	4,868,402
Series Seed - 2	8,311,455	1.096	9,111,851
Series Seed - 3	2,693,316	1.154	3,107,608
Series Seed - 4	941,868	1.154	1,086,955
Series A-1	18,610,884	1.000	18,610,884
Series A-2	19,334,723	1.000	19,334,723
	58,554,536		60,120,423

(1)	Pro forma effective conversion ratio is rounded for presentation purposes so converted share amounts may not recalculate as presented.

h. To reflect the conversion of Heliogen’s warrants prior to the Business Combination and elimination of the related liability with corresponding amounts reflected as additional paid-in capital. Upon conversion, a nominal amount ($29) will be allocated to common stock with the remainder going to additional paid-in capital and no amounts presented in cash and cash equivalents due to a cashless conversion in accordance with the warrants agreements.

i. To adjust for $29.7 million in direct and incremental transaction costs incurred in connection with the Business Combination that reduces cash proceeds to New Heliogen. Of the $29.7 million in transaction costs, a total of $16.4 million was incurred by Athena and $13.3 million was incurred by Heliogen. Of the $16.4 million incurred by Athena, $11.2 million has been incurred as of September 30, 2021 and is comprised of $8.8 million of deferred underwriter fees and $2.4 million in accrued expenses. The remaining $5.2 million was incurred as of the completion of the Business Combination and has been reflected as an adjustment to accumulated deficit on the September 30, 2021 combined pro forma balance sheet and as an adjustment to selling, general and administrative expense in the combined statement of operations for the year ended December 31, 2020 as described in adjustment (l) below. Of the $13.3 million incurred by Heliogen, approximately $1.9 million has been incurred as of September 30, 2021, with approximately $0.3 million unpaid as reflected in accrued expenses. The $13.3 million of transaction costs attributable to Heliogen, including approximately $1.9 million of deferred transaction costs as of September 30, 2021 and the remaining $11.4 million incurred by Heliogen, are reflected as an adjustment to additional paid-in capital in the combined pro forma balance sheet as of September 30, 2021. No transaction costs have been recognized by Heliogen in its historical statements of operations. Heliogen began incurring transaction costs during the second quarter of 2021 and has deferred those costs as other non-current assets as the Merger is deemed to be a reverse recapitalization transaction that is the equivalent of the issuance of equity securities by Heliogen for the net monetary assets of the Company. As such, Heliogen’s deferred transaction costs will be charged to additional paid in capital as equity issuance costs. No transaction costs were expensed by Athena in its statements of operations prior to the second quarter of 2021. Upon consummation of the Business Combination, the $13.3 million in transaction costs incurred by Heliogen are charged to additional paid-in capital as equity issuance costs and the $5.2 million in additional accrued transaction costs was expensed and charged to accumulated deficit.

Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations for the years ended September 30, 2021 and 2020 reflect the following adjustments:

j. To eliminate the remeasurement loss recorded during the period for Heliogen SAFE instruments that convert as of the consummation of the Business Combination, as the SAFE instruments are presumed to be converted as of the beginning of the respective period.

k. To eliminate the remeasurement loss recorded during the period for Heliogen warrants that convert as of the consummation of the Business Combination as the Heliogen warrants are presumed to have been converted as of the beginning of the respective period.

l. Represents $5.2 million in additional transaction costs incurred by Athena for which no accrual had been recorded as of and for the year ended December 31, 2020.

Note 4 — Loss per Share

Basic loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at the beginning of the periods presented.

Diluted loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the pro forma combined net loss. The following common share equivalent securities have been excluded from the calculation of weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:

Anti-dilutive common share equivalents (shares in thousands):	September 30, 2021
Athena Public Warrants	8,333
Athena Private Warrants	233
Restricted Stock Units Issued in Exchange for Heliogen Restricted Stock Outstanding(1)	481
Unvested Restricted Stock Units reserved for Heliogen Common Shares(1)	4,440
Stock Options Issued in Exchange for Heliogen Plan Common Stock Options Outstanding(1)	40,828
Total anti-dilutive common share equivalents	54,315

(1)	Calculated on a pro forma as-converted basis